                                      CXN/70-40073321/KPI       October 26, 2006
                                      020 7006 2638

Turquoise Card Backed Securities PLC
c/o Wilmington Trust SP Services (London) Limited
Tower 42 (Level 11)
25 Old Broad Street
London EC2N 1HQ

Ladies and Gentlemen

RE: TURQUOISE CARD BACKED SECURITIES PLC

We have acted as special outside counsel of Turquoise Card Backed Securities PLC
(the "ISSUER") and have examined the pre-effective amendment number 3
Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed by the
Issuer with the Securities and Exchange Commission (the "Commission") with respect to the medium term note programme established by the Issuer for the issuance of floating rate asset backed notes from time to time (the "Notes").
The Notes to be issued by the Issuer are constituted pursuant to a trust deed as amended or supplemented from time to time (the "TRUST DEED"), a form of which is attached to the Registration Statement as Exhibit 4.2.

Terms used herein and not defined herein shall have the meaning set forth in the
Trust Deed. We are familiar with the proceedings to date with respect to the proposed offering and sale to the public of the Notes and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that when:

1.      the Trust Deed and each supplement thereto pertaining to the Notes shall have been duly executed and delivered by the parties thereto;

2.      the Notes shall have been duly executed by the Issuer and authenticated by the Note Trustee in accordance with the Trust Deed and delivered by the Issuer;

3.      the Issuer shall have received the agreed purchase price for the Notes in accordance with the relevant subscription agreement, a form of which is contained in the Dealer Agreement, which is attached to the
        Registration Statement as Exhibit 1.1; and

4.      the Registration Statement shall have been declared effective by the
        Commission under the Securities Act of 1933, as amended (the "SECURITIES
        ACT"),

then the Notes will be legally issued, fully paid and non-assessable, and will be entitled to the benefits of the Trust Deed.

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the heading "LEGAL
MATTERS" in the Prospectus which forms a part of the Registration Statement, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do not consider that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours sincerely

/s/ CLIFFORD CHANCE LIMITED LIABILITY PARTNERSHIP

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